Exhibit 99.1

PROTECTION ONE AND IASG SUCCESSFULLY CLOSE MERGER,

JOIN TO CREATE A MARKET LEADER IN RETAIL, WHOLESALE AND MULTIFAMILY
MONITORED SECURITY SERVICES

Protection One Stock Commences Trading on Nasdaq® Global Market

under new “PONE” Symbol Effective Today

LAWRENCE, Kan. and ALBANY, N.Y. — April 2, 2007 — Protection One, Inc. (NASDAQ: PONE, previously OTCBB: PONN) and Integrated Alarm Services Group (NASDAQ: IASG) today announced the closing of their previously announced merger, pursuant to which IASG will merge with a wholly owned subsidiary of Protection One.

In addition, today, Protection One stock ceased trading on the OTC Bulletin Board and commenced trading on the Nasdaq® Global Market. With its move to Nasdaq, Protection One’s trading symbol changed to PONE.

On March 27, 2007, IASG shareholders voted overwhelmingly in favor of the merger, which received 99.9% of the 17.7 million shares cast. Pursuant to the merger, shareholders of IASG will receive 0.29 shares of Protection One, Inc. common stock for each share of IASG common stock owned, plus cash for any fractional shares. Approximately 7.1 million shares of Protection One common stock will be issued resulting in a total of 25.3 million shares outstanding, of which IASG and Protection One shareholders will own approximately 28% and 72%, respectively.

Market Leadership and Financial Expectations

With the completion of the merger, Protection One assumes ownership of the nation’s No. 1 provider of wholesale alarm monitoring services, Criticom International, which will combine with Protection One’s wholesale monitoring provider, CMS, and will soon operate under a new name, Criticom Monitoring Services™ (also to be known as CMS).

Protection One also remains one of the nation’s largest providers of security alarm monitoring services to residential, commercial and national account customers, which will continue operating under the name Protection One®, as well as the largest provider to the multifamily market, operating under the name Network Multifamily®. In total, the merged company, which will remain based in Lawrence, Kansas, will have 73 branches across the country, six state-of-the-art monitoring response centers, and a dedicated disaster recovery center.

Management believes that larger scale operations, elimination of redundancies and greater purchasing power generated by this merger will, within 12 months, result in net savings of $11 million to $13 million on an annualized basis. On a combined basis, Protection One and IASG had revenues and adjusted EBITDA of $364.9 million and $106.0 million, respectively, for the 12-month period ended Dec. 31, 2006 (with adjusted EBITDA being measured prior to the realization of any operating synergies).  As of Dec. 31, 2006, Protection One and IASG on a combined basis had recurring monthly revenue (“RMR”), a well known valuation metric used for monitoring services companies, of $26.9 million.

Richard Ginsburg, President and CEO of Protection One, said, “Our successful completion of this merger paves the way to create a leading security monitoring services company with a diversified portfolio of security assets. It is a logical step for both Protection One and IASG and one that we believe will create value for shareholders, enhanced services for our customers and a growing company, with many new opportunities, for our employees. I would also like to thank IASG’s shareholders for supporting the merger so decisively.”

Ginsburg continued, “Given our team’s track record of overcoming challenges brought on by rapid growth through acquisitions and of completing a successful restructuring, we are confident that we, along with the many talented IASG employees who are joining us, can execute our plan to take the combined company forward and reach new levels of success. We can now begin work on our important goals of increasing customer retention and of improving operating performance by taking advantage of synergies that allow us to increase EBITDA, and, again, create value for our shareholders. For our valued retail, wholesale and multifamily customers, we are excited to offer an unmatched network of central stations and the infrastructure to further enhance our product and service offerings. We are optimistic that the clients of our wholesale business, which will continue to operate separately from our retail side, will respond well to our new monitoring capabilities, expanded service offerings and a renewed focus on dealer support.”

Charles May, President and CEO of IASG, said, “Like other IASG shareholders, I look forward to Richard and his team delivering the many potential benefits of this merger.  I know I speak for the Board of IASG in wishing the new company much success.”

The companies will begin merging operations today, with a transition period occurring before IASG residential and commercial customers will begin seeing the Protection One name as their service provider and before Protection One will begin servicing or billing customers.  In addition, Criticom dealers will soon receive information about the specific benefits of this merger for them. More information about what this merger means for customers can be found on the companies’ respective Web sites.

Letter of Transmittal for IASG Shareholders

Following the effective time of the merger, Mellon Investor Services, Protection One’s exchange agent, will send a letter of transmittal to each former holder of record of shares of IASG common stock. The transmittal letter will contain instructions for obtaining the merger consideration. Stockholders are urged to carefully read, complete and return the Letter of Transmittal so that they may promptly receive their merger consideration. Stockholders whose shares are held by brokers should contact their brokers for more information.

New Board Members

As part of the merger closing, current IASG Board members, Arlene M. Yocum and Raymond C. Kubacki, will join the new Protection One Board of Directors. Protection One expects to announce the appointment of a ninth member to the board shortly.

About Protection One

Protection One, Inc. is one of the largest providers of security monitoring services in the United States.  Including its Network Multifamily subsidiary, a leading security provider to the multifamily housing market, Protection One provides monitoring and related security services to approximately one million residential and commercial customers.  For more information about Protection One, visit www.ProtectionOne.com.

About IASG

Integrated Alarm Services Group provides total integrated solutions to independent security alarm dealers located throughout the United States to assist them in serving the residential and commercial security alarm market. IASG’s services include alarm contract financing, including the purchase of dealer alarm contracts for its own portfolio and providing loans to dealers collateralized by alarm contracts. IASG, with approximately 4,000 independent dealer relationships, is also the largest wholesale provider of alarm contract monitoring and servicing. For more information about IASG, please visit its Web site at www.iasg.us.

Forward-Looking Statements

Certain statements in this press release may contain forward-looking information regarding Protection One and IASG and the combined company after the completion of the transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified as such because the context of the statement includes words such as “believe,” “expect,” “anticipate,” “will,” “should” or other words of similar import. These statements also include, but are not limited to, the companies’ plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Protection One and IASG and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:  the risk that the businesses of Protection One and IASG will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction, making it more difficult to maintain relationships with customers, management, employees or suppliers; costs and availability of alarm equipment; competition and its effect on pricing, spending, third-party relationships and revenues; social and political conditions such as war, political unrest or terrorism; general economic conditions and normal business uncertainty.

Additional risks and factors are identified in Protection One’s and IASG’s filings with the Securities and Exchange Commission (“SEC”), including Protection One’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and IASG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which are available on Protection One’s Web site (http://www.ProtectionOne.com) and IASG’s Web site (http://www.iasg.us), respectively. Protection One and IASG undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this press release.

FOR FURTHER INFORMATION:

Protection One, Inc.

Media:

Robin J. Lampe

785-856-9350

Investors:

Darius G. Nevin

785-856-9368

Integrated Alarm Services Group, Inc.

Investors & Media:

Joseph L. Reinhart

518-426-1515